SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                      SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)           PRICE(2)
 COMMON STOCK-TRANSPRO, INC.

          GABELLI ADVISERS, INC.
                       2/01/05            4,000-            6.3750
                       1/31/05              500-            5.9000
                       1/27/05            1,500-            5.9000
                       1/19/05            1,000-            6.0000
                       1/18/05            1,000-            6.1000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.